Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KYTHERA Biopharmaceuticals, Inc. 2014 Employment Commencement Incentive Plan of our report dated March 17, 2014, with respect to the financial statements of KYTHERA Biopharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

September 2, 2014